FS Investment Corporation III 8-K

Exhibit 10.1

SEVENTH AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of June 12, 2019 to the Committed Facility Agreement dated as of October 17, 2014 between BNP Paribas Prime Brokerage International, Ltd. (“BNPP PB”) and Burholme Funding LLC (“Customer”).

WHEREAS, BNP Paribas Securities Corp. (formerly BNP Paribas Prime Brokerage, Inc.) (“BNPP PB, Inc.”) and Customer previously entered into a Committed Facility Agreement dated as of October 17, 2014 (as amended from time to time, the “Agreement”);

WHEREAS, the Agreement was assigned to BNPP PB, Inc.’s affiliate, BNPP PB;

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to Section 1 of the Agreement (‘Definitions’)

The definition of “Maximum Commitment Financing” in Section 1 of the Agreement is hereby replaced in its entirety with the following:

““Maximum Commitment Financing” means an amount equal to the average amount of Outstanding Debit Financing held by Customer over the ten (10) Business Days immediately preceding such date.”

2.	Amendment to Section 6 of the Agreement (‘Scope of Committed Facility’)

(a)	Section 6 of the Agreement is hereby amended by replacing the words “270” wherever appearing therein with the words “179”.

(b)	Section 6 of the Agreement is hereby amended by replacing the following paragraph currently appearing at the end thereof:

“Notwithstanding the foregoing or anything to the contrary herein, on or at any time after the occurrence of a Funding Event, BNPP PB. Inc. shall have the option to terminate the Agreement immediately upon notice. Upon termination resulting from the exercise of such option, BNPP PB, Inc. shall pay to Customer a fee equal to 50 bps on the amount of Maximum Commitment Financing. BNPP PB, Inc. shall provide notice to Customer of any downgrade of BNP Paribas’ long-term credit rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd.”

With the following paragraph:

“Notwithstanding the foregoing or anything to the contrary herein, upon the occurrence of a Funding Event, this Agreement shall terminate and all outstanding cash financing shall be governed in accordance with the terms of the U.S. PB Agreement. BNPP PB shall endeavor to provide prompt notice to Customer of: (i) the occurrence of a Funding Event and (ii) any downgrade of BNP Paribas’ long-term credit rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd.”

3.	Amendment to Section 13 of the Agreement (‘Termination’)

Section 13(e) of the Agreement is hereby replaced in its entirety with the following:

(e)

Customer may terminate this Agreement at any time upon written notice to BNPP PB, specifying the date of such termination, which shall be at least two Business Days after the date of such notice.

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4.	Amendment to the Financing Rate set forth in Appendix B of the Agreement

The section titled “Financing Rate” in Appendix B to the Agreement is hereby amended by replacing the words “3 Month Libor” wherever it appears under the Customer Debit Rate with the words “1 Month Libor”.

5.	Amendment to the Commitment Fee set forth in Appendix B of the Agreement

The section titled “Commitment Fee” in Appendix B to the Agreement is hereby amended by replacing the paragraph appearing therein in its entirety with the following words “N/A”.

6.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment, in each case, however, except for any representation that refers to a specific date, as to which each party represents to the other party that such representation is true and accurate as of such specific date and is deemed to be given or repeated by each party, as the case may be, as of such specific date.

7.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.
(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.
(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.
(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows)

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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE	BURHOLME FUNDING LLC
INTERNATIONAL, LTD.

/s/ Robert Luzzo	/s/ William Goebel
Name: Robert Luzzo	Name: William Goebel
Title: Managing Director	Title: Chief Financial Officer

/s/ Jeffrey Lowe
Name: Jeffrey Lowe
Title: Managing Director

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